UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2007, UTStarcom, Inc., a Delaware corporation (the “Company) entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), which amends the Indenture entered into between the Company and the Trustee, dated as of March 12, 2003 (the “Original Indenture,” together with the First Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 7/8% Convertible Subordinated Notes due 2008 (CUSIP Nos. 918076AA8 and 918076AB6) (collectively, the “Notes).

The First Supplemental Indenture was entered into upon the receipt of consents from holders of Notes (“Holders”) of a majority of the outstanding aggregate principal amount of the Notes in connection with the previously announced consent solicitation.

The First Supplemental Indenture provides that the Notes will accrue 6.75% per annum in special interest from January 9, 2007 to the maturity date of the Notes, unless earlier repurchased or converted. Payments of special interest will be made in addition to and at the same time and in the same manner as regularly scheduled payments of interest to Holders entitled to such regularly scheduled payments of interest.

The First Supplemental Indenture also provides that (i) any failure by the Company to comply with covenants contained in the Original Indenture related to the filing of reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “SEC Reports”) and the furnishing of copies of the SEC Reports and certain certificates of the Company to the Trustee before 5:30 p.m., New York City time, on May 31, 2007, shall not constitute a default under the Indenture, and that (ii) if as of 5:30 p.m., New York City time, on May 31, 2007 the Company has not filed the SEC Reports or furnished copies of the SEC Reports or certain certificates of the Company to the Trustee, any default that would be deemed to have occurred and remain uncured under the Original Indenture (without regard to the First Supplemental Indenture) shall be deemed to have occurred as of May 31, 2007. A copy of the First Supplemental Indenture is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 8.01 Other Events.

The Company previously announced that it was soliciting consents from Holders to certain amendments to, and a temporary waiver of rights to pursue remedies available with respect to certain alleged defaults under, the provisions of the Original Indenture, as further described in the Consent Solicitation Statement dated December 22, 2006 and the related Letter of Consent, as amended and restated by the Supplemental Consent Solicitation Statement dated January 8, 2007 and the related Amended Letter of Consent (together, the “Consent Solicitation”). On January 10, 2007, the Company announced that, as of the expiration of the Consent Solicitation at 5:00 p.m., New York City time, on January 9, 2007, Holders of a majority of the outstanding aggregate principal amount of the Notes had delivered and not revoked consents.  The waiver became effective January 9, 2007. The amendments became effective January 9, 2007, upon the execution of the First Supplemental Indenture, which is further described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “UTStarcom Announces Receipt of Requisite Consents from Noteholders in Consent Solicitation.”

99.2                           First Supplemental Indenture, dated January 9, 2007, by and between the Company and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: January 10, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press Release entitled “UTStarcom Announces Receipt of Requisite Consents from Noteholders in Consent Solicitation.”

99.2	First Supplemental Indenture, dated January 9, 2007, by and between the Company and U.S. Bank National Association